SUBADVISORY AGREEMENT


         THIS AGREEMENT is made and entered into as of May 2, 2005 by and among GARTMORE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the "Trust"), GARTMORE MUTUAL FUND CAPITAL TRUST (the "Adviser"), a Delaware statutory trust registered under the Investment Advisers Act of 1940 (the "Advisers Act"), and J.P. MORGAN INVESTMENT MANAGEMENT, INC., a Delaware corporation (the "Subadviser"), and also registered under the Advisers Act.

                                   WITNESSETH:

         WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of May 2, 2005 (the "Advisory Agreement") been retained to act as investment adviser for certain of the series of the Trust, which are listed on Exhibit A to this Agreement (each a "Fund").

         WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

         WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Trust's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

         1. APPOINTMENT AS SUBADVISER. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Advisor and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

         2. DUTIES OF SUBADVISER.

              (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to

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         hereinafter as the "Prospectus") and subject to the directions of the
         Adviser and the Trust's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of the Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

              (b) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Prospectus and the Trust's Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof, as supplemented, amended and/or restated from time to time (referred to hereinafter as the "Declaration of Trust" and "By-Laws," respectively) and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring each Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser will provide the Subadviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the duties of the Subadviser, and with the copies of any financial statements or reports made by a Fund to its shareholders, and any further materials or information which the Subadvise may reasonably request to enable it to perform its functions under this Agreement.

                  The Adviser will provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.

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              (c) VOTING OF PROXIES. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Adviser or the Fund or take any action with respect thereto. If both the Subadviser and another entity managing assets of a Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

                  The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser's voting record with respect to the Fund's securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "Securities Act"), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

              (d) AGENT. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

              (e) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively, "Broker(s)") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of Subadviser Assets for the Fund's account with Brokers selected by the Subadviser. In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund, in its opinion, the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a Broker that provides brokerage and research services (within the meaning of Section

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         28(e) of the Securities Exchange Act of 1934) to the Subadviser an
         amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

                  It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

              (f) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser and any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

                  The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identifying any material violations which have occurred with respect to the Subadviser Assets. The Subadviser will have also submit its Code of Ethics for its initial approval by the Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change of thereto.

              (g) BOOKS AND RECORDS. The Subadviser shall maintain separate detailed records of all matters pertaining to the Subadviser Assets (the "Fund's Records"), including, without limitation, brokerage and

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         other records of all securities transactions. The Subadviser acknowledges that the Fund's Records are property of the Trust. The Fund's Records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon request and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

              (h) INFORMATION CONCERNING SUBADVISER ASSETS AND SUBADVISER. From time to time as the Adviser or the Trust may reasonably request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Subadviser Assets held in the portfolio, all in such detail as the Adviser or the Trust may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets.

                  The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act and any state securities laws, and any rule or regulation thereunder.

              (i) CUSTODY ARRANGEMENTS. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Subadviser Assets.

              (j) HISTORICAL PERFORMANCE INFORMATION. To the extent agreed upon by the parties, the Subadviser will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus, or for any other uses permitted by applicable law.

         3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

         4. EXPENSES. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, the Fund's or Adviser's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the

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Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of a Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund's portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

         5. COMPENSATION. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to the fee listed for each Fund on Exhibit A hereto. Such fees will be computed daily and paid no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

         The method of determining the net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Fund as follows:

              (a) The Subadviser is registered as an investment adviser under the Advisers Act;

              (b) The Subadviser is registered as a Commodity Trading Advisor under the Commodity Exchange Act, as amended (the "CEA"), with the Commodity Futures Trading Commission (the "CFTC");

              (c) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

              (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and

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         performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

              (e) The Form ADV of the Subadviser provided to the Adviser is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Subadviser agrees to promptly provide the Trust with updates of its Form ADV.

         7. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

              (a) The Adviser is registered as an investment adviser under the Advisers Act;

              (b) The Adviser has filed a notice of exemption pursuant to Rule
         4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

              (c) The Adviser is a statutory trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

              (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or managing unitholder, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

              (e) The Form ADV of the Adviser provided to the Subadviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

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              (f) The Adviser acknowledges that it received a copy of the
         Subadviser's Form ADV prior to the execution of this Agreement; and

              (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

         8. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust represents and warrants to the Adviser and the Subadviser as follows:

              (a) The Trust is a statutory trust duly formed and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

              (b) The Trust is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act; and

              (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under
         (i) any provision of applicable law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

         9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES: DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         10. LIABILITY AND INDEMNIFICATION.

              (a) LIABILITY. The Subadviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the Trust or a Fund or any of a Fund's shareholders, in connection with the matters to which this Agreement relates.

              (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser, the Trust and each Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Trust and a Fund and

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         their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's wilful misfeasance, bad faith, or gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. Notwithstanding any other provision in this Agreement, the Subadviser will indemnify the Adviser, the Trust and each Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Subadviser concerning the Subadviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser, the Trust and each Fund and their respective Affiliates and Controlling Persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

         The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including attorneys fees, howsoever arising from, or in connection with, this Agreement or the performance by the Subadviser of its duties hereunder; provided, however, that the Subadviser shall not be indemnified for any liability or expenses which may be sustained as a result of the Subadviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

         11. DURATION AND TERMINATION.

              (a) DURATION. Unless sooner terminated, this Agreement shall continue until February 27, 2006, with respect to any Fund covered by this Agreement initially and, for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second February 27th that occurs following the effective date of this Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each of the Funds, provided such continuance is specifically approved at least annually by the Trust's Board Of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

              (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty.

                  (i) By vote of a majority of the Trust's Board of Trustees, or by "vote of a majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon at least sixty (60) days' written notice to the Subadviser;

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                  (ii) By any party hereto immediately upon written notice to the other parties in the event of a material breach of any provision of this Agreement by any of the other parties; or

                  (iii) By the Subadviser upon at least 120 days' written notice to the Adviser and the Trust,

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

         12. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement Shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

         13. REFERENCE TO SUBADVISER. Neither the Adviser nor any Affiliate or agent of the Adviser shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except in references concerning the identity of and services provided by Subadviser to a Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed, The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

         The Subadviser agrees to permit the Adviser and the Trust to use its name in the names of Funds of the Trust. Upon termination of the Agreement with respect to any one Fund the Adviser will cause such Fund to cease to use the Subadviser's name in the name of the Fund. Upon the termination of the Agreement with respect to all Funds, the Subadviser shall cease and shall cause the Funds to cease all use of the name and marks of the Subadviser and its affiliates.

         14. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         15. CONFIDENTIALITY. Subject to the duties of the Adviser, the Fund and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto s treat as confidential all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof.

         16. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

         (a) If to the Subadviser:

             J.P. Morgan Investment Management, Inc.
             522 Fifth Avenue
             New York, NY 10036
             Attention: Aimee Marcus
             Facsimile: (212) 837-5037

         (b) If to the Adviser:

             Gartmore Mutual Fund Capital Trust
             1200 River Road - Suite 1000
             Conshohocken, PA 19428
             Attention: Legal Department
             Facsimile: (484) 530-1323

         (c) If to the Trust:

             Gartmore Variable Insurance Trust
             1200 River Road - Suite 1000
             Conshohocken, PA 19428
             Attention:  Legal Department
             Facsimile: (484) 530-1323

         17. JURISDICTION. This Agreement shall be governed by and construed to be consistent with the Advisory Agreement and in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

         19. CERTAIN DEFINITIONS. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         20. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         21. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         22. GARTMORE VARIABLE INSURANCE TRUST AND ITS TRUSTEES. The terms "Gartmore Variable Insurance Trust" and the "Trustees of Gartmore Variable

Insurance Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust made and dated as of September 30, 2004, as has been or may be amended from time to time, and to which reference is hereby made.

         23. IMRO REGULATION. Under the United Kingdom Financial Services Act of 1986, the Subadviser is a member of the Investment Management Regulatory Organisation Limited ("IMRO") and as such is regulated by IMRO in the conduct of its investment business in the United Kingdom. To the extent that the Subadviser's United Kingdom office provides services under this Agreement those services are provided on the basis that both the Trust and the Adviser are non-private customers as that term is defined in the IMRO's rules.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.



                                  TRUST
                                  GARTMORE VARIABLE INSURANCE TRUST


                                  By:  ___________________________
                                  Name:
                                  Title:


                                  ADVISER
                                  GARTMORE MUTUAL FUND CAPITAL TRUST


                                  By:  ______________________________
                                  Name:
                                  Title:


                                  SUBADVISER
                                  J.P. MORGAN INVESTMENT
                                  MANAGEMENT, INC.


                                  By:  _______________________________
                                  Name:
                                  Title:

                                    EXHIBIT A
                          SUBADVISORY AGREEMENT BETWEEN
                       GARTMORE VARIABLE INSURANCE TRUST,
                     GARTMORE MUTUAL FUND CAPITAL TRUST AND
                     J.P. MORGAN INVESTMENT MANAGEMENT, INC.


   FUNDS OF THE TRUST                    SUBADVISORY FEES                        EFFECTIVE DATE
   ------------------                    ----------------                        --------------

   J.P. Morgan GVIT Balanced Fund        0.35% on Subadviser Assets              May 2, 2005
                                         up to $100 million

                                         0.30% for Subadviser Assets
                                         of $100 million and more

   GVIT Small Cap Value Fund             0.50% on Subadviser Assets of up to     May 2, 2005
                                         $200 million

                                         0.45% for Subadviser Assets of $200
                                         million and more

                                    EXHIBIT B
                              SUBADVISORY AGREEMENT
                    AMONG GARTMORE VARIABLE INSURANCE TRUST,
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                   AND J.P. MORGAN INVESTMENT MANAGEMENT, INC.

                              EFFECTIVE MAY 2, 2005


In connection with securities transactions for a Fund, the Subadviser that is (or whose affiliated person is) entering into the transaction, and any other investment manager that is advising an affiliate of the Fund (or portion of the Fund) (collectively, the "Managers" for the purposes of this Exhibit) entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets and, if both Managers are responsible for providing investment advice to the Fund, the Manager's responsibility in providing advice is expressly limited to a discrete portion of the Fund's portfolio that it manages.

This prohibition does not apply to communications by the Adviser in connection with the Adviser's (i) overall supervisory responsibility for the general management and investment of the Fund's assets; (ii) determination of the allocation of assets among the Manager(s), if any; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a Manager.